EXHIBIT 99.1

Media Contacts:
Russell Page, 801-523-3730(wk)/801-787-8435(cell), rpage@politis.com, for HomeNet Communications David Politis, 801-523-3730(wk)/801-556-8184(cell), dpolitis@politis.com, HomeNet Communications

         HomeNet Communications to Move its Headquarters to Provo, Utah

             Move puts HomeNet Communications (formerly VIB.TV) at
                        the heart of the iProvo project

EPHRATA, Wash. and PROVO, Utah - October 26, 2004 - HomeNet Communications, Inc. (formerly Video Internet Broadcasting - VIB/VIB.TV) today announced plans to move its corporate headquarters to a 4500-square-foot office space in the Riverwoods Business Park in Provo, Utah. The three-year lease was arranged through EsNet Group.

The move positions HomeNet Communications' main operations at the heart of iProvo--one of the principal municipal fiber projects in the United States. HomeNet Communications was approved to be iProvo's first service provider by the Provo City Municipal Council and the Provo City Mayor in July 2004 and will offer integrated triple-play services (voice, video and data) over the municipal-owned fiber-optic network set to deploy its first node in October 2004.

"Moving HomeNet Communications' corporate headquarters to Provo was the right move at the right time to better serve our growing customer base," said Kelly Ryan, chief executive officer of HomeNet Communications. "iProvo is a municipal network that is well planned and that specifically wanted its first service provider to be able to offer all three (voice, video and data) services to Provo homes and businesses. HomeNet Communications is doing exactly this, and we couldn't be more pleased to be right at the heart of one of the most watched municipal fiber centers in the country with iProvo and UTOPIA right next to each other. In fact, we already have the resources and abilities to be able to jump in and offer the same integrated triple-play services to UTOPIA."

HomeNet Communications' new headquarters will be located at 5252 North Edgewood Drive where it will house approximately 25 employees including Chief Executive Officer Kelly Ryan and Chief Technology Officer Jon Moore, PE (professional engineer). HomeNet Communications' Ephrata, Washington office will remain open, and no changes will be made to personnel at that location.

About EsNet Group
-----------------
EsNet Group is a private investment partnership focused on early-stage investments in information technology companies and real estate. EsNet owns and manages more than 350,000 square feet of office space in Utah County, Utah and has real estate interests in Salt Lake City and Texas as well.

About HomeNet Communications
----------------------------
Headquartered in Provo, Utah, HomeNet Communications (formerly Video Internet Broadcasting VIB/VIB.TV) is a full-service iTPP(TM) (integrated Triple Play Provider) offering the first-ever municipal delivery of true 100 Mbps fiber optic video, voice and data content to homes and businesses through one voice/data connection. As a pioneer iTPP, HomeNet combines high-speed network connectivity with DVD-quality video, digitally clear telephone conversation and ultra high-speed Internet connectivity at prices competitive with traditional service providers. For more information, please visit www.homenetcommunications.com

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This news release contains forward-looking statements within the meaning of the
Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, liquidity constraints, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.